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                                                                    Exhibit 10.8










                      NON-QUALIFIED STOCK OPTION AGREEMENT

                                 BY AND BETWEEN

                            RED BELL BREWING COMPANY

                                      AND

                                 JAMES R. BELL
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                      NON-QUALIFIED STOCK OPTION AGREEMENT
                     --------------------------------------

     AGREEMENT, made as of May 16, 1995, by and between RED BELL BREWING COMPANY, a Pennsylvania corporation (the "Company"), and JAMES R. BELL, an adult individual (the "Optionee").

                                   BACKGROUND
                                ----------------

          A. Optionee is an officer and employee of Company.

          B. Optionee has acted as the chief executive officer of Company since its formation and has devoted substantial time and effort to the growth and development of Company.

          C. Company neither has been nor is it now in a financial position to compensate Optionee for his services.

          D. Company has adopted a 1995 Stock Option Plan (the "Plan"), which is incorporated herein by reference.

          E. Pursuant to the Plan and in consideration of the covenants and agreements of Optionee contained herein, Company desires to grant to Optionee, and Optionee desires to receive, non-qualified options to acquire shares of stock of Company, subject to the terms and conditions contained herein.

          F. Capitalized terms used, but not defined, herein shall have the meanings specified in the Plan; and, unless the context otherwise requires the term Company shall also have the meaning specified in the Plan.

                                   AGREEMENT
                                --------------

          In consideration of the foregoing, all of which is incorporated herein by reference, the parties hereto, intending to be legally bound hereby, agree as follows:
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     1. GRANT OF OPTION. Company hereby grants to Optionee a Non-Qualified
Option (the "Option") to purchase all or any part of an aggregate of 583,000 shares of the Stock (the "Shares") in accordance with and subject to the terms of the Plan, a copy of which has been delivered to Optionee.

     2. OPTION PRICE. The Option price per Share shall be $.30.

     3. TERM OF OPTION. The term of the Option shall be ten (10) years commencing on the date hereof, unless earlier terminated as provided herein.

     4. EXERCISE OF OPTION. The Option may be exercised in whole at any time, or in part from time to time, until it has expired or terminated only by written notice to Company by Optionee or his legal representative, which shall specify the number of Shares to be purchased.

     5. PAYMENT OF PURCHASE PRICE; WITHHOLDING.

        5.1 PAYMENT. The purchase price shall be paid as follows:

            (a) In full in cash upon the exercise of the Option;

            (b) With the consent of the Committee, in lieu of cash Optionee may exercise his Option by tendering to Company shares of Stock having a Fair Market Value at the time of exercise equal to the option price applicable to the Shares with respect to which the Option is exercised; or

            (c) A combination of (a) and (b).

        5.2 WITHHOLDING. All withholding liabilities that may arise by reason of the exercise of this Option and any payment pursuant to Section 5.3 shall be withheld by Company from the amounts payable by Company to Optionee pursuant to
Section 5.3.

        5.3 ADDITIONAL PAYMENT. Upon each exercise of the Option Company shall pay to Optionee in cash a sum equal to forty-eight percent (48%) of the Fair Market Value of the Shares received from such exercise.


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     6. OPTION TRANSFERABILITY. This Agreement and the Option shall not be transferable by Optionee otherwise than by will or the laws of descent and distribution, and during the lifetime of Optionee, shall be exercisable only by Optionee.

     7. TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY.

        7.1 TERMINATION FOR CAUSE. If Optionee's employment with Company is terminated for Cause, the Option and all rights hereunder shall terminate immediately.

        7.2 OTHER TERMINATION. If Optionee's employment with Company is terminated for any reason other than Cause, Disability (hereinafter defined) or death, the Option shall be exercisable at any time prior to expiration of (a) the Option or (b) the ninety (90) day period commencing on the date of such termination, whichever first occurs.

        7.3 DEATH OR DISABILITY. In the event of the death or Disability of Optionee while in the employ of Company, the Option shall be exercisable at anytime prior to expiration of (a) the Option or (b) the one (1) year period commencing on the date of death or determination of Disability, whichever first occurs.

        7.4 DEFINITION. As used in this Agreement, the term "DISABILITY" shall have the meaning specified in Section 22(e)(3) of the Code.

     8. MISCELLANEOUS.

        8.1 EMPLOYMENT STATUS. Company's right to terminate the employment of Optionee at any time, with or without Cause, shall not be restricted by this Agreement.

        8.2 NO RIGHTS TO CONTINUED EMPLOYMENT. Nothing herein or in the Plan shall confer upon any employee of Company any right to continuance of employment by Company or interfere with the right of Company to terminate such employment at any time.

        8.3 ADJUSTMENTS. The Option and the Plan are subject to adjustment, modification and amendment as provided in the Plan.

        8.4 SURVIVAL. The agreements and covenants of Optionee contained in this Agreement shall survive any termination or the expiration of the Option.


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     8.5  SUCCESSORS.    Subject to the Plan, this Agreement shall bind and
inure to the benefit of the Company, Optionee and their respective successors, assigns and personal representatives.

     8.6 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed wholly within such jurisdiction, without regard to the conflicts of laws provisions thereof. Each of the parties agrees to (a) the irrevocable designation of the Secretary of State of the Commonwealth of Pennsylvania and its agent upon whom process against it may be served and (b) personal jurisdiction in any action brought under this Agreement in any court, Federal or State, within the Commonwealth of Pennsylvania having subject matter jurisdiction over such action. The parties agree that any suit, action or proceeding arising out of or relating to this Agreement shall be instituted in the United States District Court for the Eastern District of Pennsylvania, United States of America or, in the absence of jurisdiction, the Court of Common Pleas of appropriate jurisdiction in Pennsylvania. Each party waives any objection that it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

     8.7 DISPUTES. Any disputes, claims or interpretive issues arising under the Plan shall be resolved by the Committee in its sole and absolute discretion, and the Committee's determination shall be final, binding and uncontestable.

     8.8 HEADINGS. The headings preceding the text of paragraphs hereof are inserted solely for convenience of reference, and shall neither constitute a part of this Agreement nor affect its meaning, construction or effect.

     8.9  ENTIRE AGREEMENT; AMENDMENTS.

          (a) This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersedes all prior contemporaneous agreements and understandings,

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inducements or conditions, express or implied, oral or written, relating to
Optionee's right to receive Shares or any other interest in Company and Optionee waives any rights he may have under any such prior agreements.

           (b) No amendment, modification or waiver of this Agreement shall be valid and binding unless it is in writing and signed by the party against whom enforcement of the same is sought. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or at any other time.

     8.10 THIRD PARTY BENEFICIARIES. Except for the provisions of Subsection 8.9(a), which shall be for the benefit of the shareholders of Company, this Agreement is not intended to and shall not be construed to give any person or entity other than the parties hereto any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

     8.11 NOTICES. All notices or other communications that are required or may be given under this Agreement and the Plan shall be in writing and shall be deemed to have been duly given if mailed, first class mail, postage prepaid, or delivered personally, or by overnight courier, to the addresses set forth below or such other address as any party may designate by written notice to the other given in the manner herein prescribed.

           If to Company:

           3100 W. Jefferson Street
           Philadelphia, PA 19121


           If to Optionee:

           6490 Woodbine Avenue
           Philadelphia, PA 19151


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          IN WITNESS WHEREOF, the parties have duly executed and delivered this
Agreement the date first above written.



                                        /s/ James R. Bell
------------------------------          ------------------------------
Witness                                 James R. Bell


ATTEST:                                 RED BELL BREWING COMPANY


                                        By: /s/ James R. Bell
------------------------------              --------------------------
Name:                                       Name:  James R. Bell
Title:                                      Title: President


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